DON A. PARADISO, P.A.

2400 N.E. 9th Street, Suite 204

Fort Lauderdale, Florida 33304

(954) 801-3573

donparadiso@myfloridacorporatelawyer.com

Member, New York and Florida Bar

Admitted to Practice Before the United States Tax Court

July 30, 2019

Board of Directors

2050 Motors, Inc.

25 N. River Lane, Suite 2050

Geneva, Illinois 60134

Boyle CPA, LLC

361 Hopedale Drive SE

Bayville, New Jersey 08721

Re: Auctus Fund LLC (Delaware)

Gentlemen:

We have been asked to opine on the validity of certain debts between 2050 Motors, Inc. as debtor and Auctus Fund LLC as creditor. The parties will hereafter be identified as “2050” and “Auctus”. In connection with our examination, we have reviewed such instruments, documents and filings which we felt necessary to render this opinion.

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, and corporate records provided by the officers of 2050. We have made such investigations of law as we have considered necessary or appropriate as a basis for our opinion. At all times we have assumed and relied upon the truth and completeness of the information, statements and representations which have been given to us. In rendering this opinion, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to originals or certified copies of all copies submitted to us as conformed or reproduction copies. We have assumed that all of the documents referenced herein have been duly authorized, executed and delivered by the parties thereto, that the documents constitute legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and that the status of the documents as legally valid and binding obligations of the parties is not affected by any breaches of or defaults under any agreements or instruments, or violations of any statutes, rules, regulations or court or governmental orders, or by any failures to obtain required consents, approvals, authorizations, required registrations, declarations or filings with governmental authorities.

Nothing came to our attention during the course of our investigation that led us to believe or conclude that any of the instruments or documents presented to us is not genuine or authentic or that the facts set forth therein are not true.

Specifically with reference to this opinion we reviewed:

1. Convertible Promissory Note from 2050 to Auctus dated January 6, 2017 in the principal amount of $78,750.

2. Securities Purchase Agreement between 2050 and Auctus dated January 6, 2017.

3. Demand Letter from Nicholas F. Coscia addressed to 2050 dated June 25, 2018.

4. Form 8K/A filed by 2050 on the SEC EDGAR system for the period ending February 27, 2019, published on March 3, 2019.

5. Form 10K filed by 2050 on the SEC EDGAR system for the period ending December 31, 2018, published on July 19, 2019.

6. Form 10Q filed by 2050 on the SEC EDGAR system for the period ending March 31, 2019, published on July 19, 2019.

7. Form 10Q/A filed by 2050 on the SEC EDGAR system for the period ending March 31, 2019, published on July 22, 2019.

We make reference to U.S. GAAP and IFRS 9 (Financial Instruments) in the rendering of this opinion. Financial liabilities may be de-recognized by an entity when the related contractual obligation is “discharged, cancelled or expired”. We acknowledge the “prudence concept” in accounting which requires a degree of caution in the preparation of financial statements in order to avoid the understatement of liabilities and expenses.

In our opinion, the financial obligations of the debtor, 2050, should be reduced by the amount of derivative liability accounted for regarding the January 6, 2017 Note or $876,058, which specifically includes $616,199 of penalties on the January 6, 2017 Note which was accounted for in “total accrued expenses”. Such liability has been discharged. There is no longer any contractual right to receive or a contractual obligation to pay these sums either on demand or on a future fixed and determinable date and these liabilities should not be included in the financial statements of 2050. In any litigation to recover said sums, 2050 would be able to demonstrate that the debt has been extinguished by the payments and conversions of debt into the common stock of 2050 which have already occurred.

Concerning the financial reporting which has already taken place in the annual and quarterly reports filed to date on the SEC EDGAR system, since the reports qualified the debt as disputed and subject to the further opinion of counsel, it is not necessary to amend or re-state any filing.

Please do not hesitate to contact the undersigned attorney with any questions. This letter is for the use of 2050 and its accountants only and should not be exhibited for any other purpose except as required by law. This opinion of counsel is not for publication on the SEC EDGAR system, the OTC Disclosure and News Service, or any other medium.

Sincerely,

Don A. Paradiso, P.A.

By:	Don A. Paradiso, Esq.